Cardax Reports Q2 2017 Results

AUGUST 11, 2017 05:00 PM Eastern Daylight Time

HONOLULU—(BUSINESSWIRE)—Cardax, Inc. (OTCQB:CDXI) reported June 30, 2017 results today.

Cardax announced today that its revenues from ZanthoSyn™ were more than $170,000 during the first half of 2017. Revenues in the second quarter do not reflect the purchase order received this month from General Nutrition Corporation (“GNC”) to stock ZanthoSyn™, Cardax’s safe, physician friendly astaxanthin dietary supplement for inflammatory health and longevity, in all of the more than 3,200 GNC corporate stores nationwide. As a result, third quarter revenues are expected to be significantly higher than the second quarter and prior periods.

Cardax noted that its revenues for the second quarter of 2017 were approximately $66,000, which reflected a decrease from the first to second quarter primarily related to the initial stocking of ZanthoSyn™ in Hawaii GNC stores in Q1 that continued to support sales at GNC stores in Q2. The Company’s Q2 loss decreased moderately versus Q1 and, as expected, increased modestly from a year ago primarily due to ZanthoSyn sales and marketing activity.

“We are pleased to see GNC same store sales of ZanthoSyn accelerate in the second quarter,” said Cardax CEO, David G. Watumull. “Physician recommendations and our outreach to GNC store personnel played a key role in this increase and position us well for continued growth.”

Please refer to the Form 10-Q filed by the Company today for additional information.

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn

ZanthoSyn™ is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity. ZanthoSyn is sold online and in GNC stores. ZanthoSyn contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.